UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2008

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Yellowstone, Osburn, Idaho		83849
(Address of principal executive offices)		(Zip Code)

(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

a)
 On May 27, 2008, the Company sold 833,333 shares of common stock at $0.60 per share to three purchasers in transactions that were exempt from registration under Section 4(2) of the Securities Act of 1933.

b)
 On May 15, 2008, Navigators Insurance Company, insurance carrier for  the Company’s Directors and Officers Liability Insurance policy (“D&O policy”)  brought an interpleader action against the Company and two of its directors, William Jacobson and Robert Dumont (all insureds under the D&O policy), alleging that a dispute exists between these insureds as to how the proceeds of the D &O policy should be distributed  in connection with the class action lawsuits that were filed against the Company, Jacobson and Dumont in Fall, 2007. The action was filed in the United States District Court for the District of Idaho.  Atlas intends to vigorously prosecute its interests in the insurance policy proceeds in the interpleader action.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)
Date	May 29, 2008
/s/ William T Jacobson
By: William T Jacobson
Interim Chief Executive Officer and President